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                                                                  EXHIBIT (r)(1)

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints ROBERT S. SCHIMEK and RICHARD T. PISANO, or each of them, as his true and lawful attorneys-in fact and agents, to sign any and all amendments to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor and AMERICAN HOME ASSURANCE COMPANY serves as Guarantor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws;
(iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

      REGISTRANT NAME               FILE NOS.
      -------------------------     ----------------------
      SEPARATE ACCOUNT USL VL-R     333-149403 / 811-09359


MERTON BERNARD AIDINOFF              Director            May 21, 2008
--------------------------
MERTON BERNARD AIDINOFF


CHARLES H. DANGELO                   Director            May 21, 2008
--------------------------
CHARLES H. DANGELO


JOHN QUINLAN DOYLE              Director and President   May 21, 2008
--------------------------
JOHN QUINLAN DOYLE


DAVID NEIL FIELDS                    Director            May 21, 2008
--------------------------
DAVID NEIL FIELDS


KENNETH VINCENT HARKINS              Director            May 21, 2008
--------------------------
KENNETH VINCENT HARKINS


DAVID LAWRENCE HERZOG                Director            May 21, 2008
--------------------------
DAVID LAWRENCE HERZOG


ROBERT EDWARD LEWIS                  Director            May 21, 2008
--------------------------
ROBERT EDWARD LEWIS


KRISTIAN PHILIP MOOR           Director and Chairman     May 21, 2008
--------------------------
KRISTIAN PHILIP MOOR


WIN JAY NEUGER                       Director            May 21, 2008
--------------------------
WIN JAY NEUGER


ROBERT S. SCHIMEK            Director, Chief Financial   May 21, 2008
--------------------------     Officer, Senior Vice
ROBERT S. SCHIMEK            President and Treasurer


NICHOLAS SHAW TYLER                  Director            May 21, 2008
--------------------------
NICHOLAS SHAW TYLER


NICHOLAS CHARLES WALSH               Director            May 21, 2008
--------------------------
NICHOLAS CHARLES WALSH


MARK TIMOTHY WILLIS
--------------------------           Director            May 21, 2008
MARK TIMOTHY WILLIS